UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2014, Monsanto Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement,” which term includes the Pricing Agreement attached thereto as Exhibit I) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as representatives of the underwriters named therein (collectively, the “Underwriters”), related to the sale by the Company of (i) $500,000,000 principal amount of its 1.150% Senior Notes due 2017 (the “Notes due 2017”), (ii) $500,000,000 principal amount of its 2.125% Senior Notes due 2019 (the “Notes due 2019”), (iii) $500,000,000 principal amount of its 2.750% Senior Notes due 2021 (the “Notes due 2021”), (iv) $750,000,000 principal amount of its 3.375% Senior Notes due 2024 (the “Notes due 2024”), (v) $500,000,000 principal amount of its 4.200% Senior Notes due 2034 (the “Notes due 2034”), (vi) $1,000,000,000 principal amount of its 4.400% Senior Notes due 2044 (the “Notes due 2044”) and (vii) $750,000,000 principal amount of its 4.700% Senior Notes due 2064 (the “Notes due 2064” and, together with the Notes due 2017, the Notes due 2019, the Notes due 2021, the Notes due 2024, the Notes due 2034 and the Notes due 2044, the “Notes”). The public offering price of the Notes was 99.903% of the principal amount for the Notes due 2017, 99.990% of the principal amount for the Notes due 2019, 99.815% of the principal amount for the Notes due 2021, 99.940% of the principal amount for the Notes due 2024, 99.355% of the principal amount for the Notes due 2034, 99.207% of the principal amount for the Notes due 2044 and 99.083% of the principal amount for the Notes due 2064. The Company intends to use the net proceeds, after underwriting discounts and expenses, together with proceeds from the issuance of up to $1.2 billion commercial paper, and available cash, to fund the $6 billion accelerated portion of its share repurchase programs, and to the extent there are any remaining proceeds for other general corporate purposes.

The offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-197036) and related prospectus dated June 26, 2014 and prospectus supplement dated June 26, 2014, each filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, are performing and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees, commissions and expenses. In addition, certain of the Underwriters or their respective affiliates are Agents and/or Lenders under the Company’s revolving credit facility. Further, the Company intends to use the net proceeds from the sale of the Notes to fund repurchases of its common stock. Certain of the underwriters or their respective affiliates may be holders of shares of the Company’s common stock or may facilitate such repurchases and therefore would receive a portion of the proceeds from the offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 and is incorporated herein by reference.

The Notes were issued on July 1, 2014 pursuant to an Indenture (the “Indenture”), dated as of July 1, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The notes will be senior unsecured obligations of the Company and will rank equally with all of its other senior unsecured indebtedness from time to time outstanding.

The Notes due 2017 bear interest at the rate of 1.150% per year and will mature on June 30, 2017. The Notes due 2019 bear interest at the rate of 2.125% per year and will mature on July 15, 2019. The Notes due 2021 bear interest at the rate of 2.750% per year and will mature on July 15, 2021. The Notes due 2024 bear interest at the rate of 3.375% per year and will mature on July 15, 2024. The Notes due 2034 bear interest at the rate of 4.200% per year and will mature on July 15, 2034. The Notes due 2044 bear interest at the rate of 4.400% per year and will mature on July 15, 2044. The Notes due 2064 bear interest at the rate of 4.700% per year and will mature on July 15, 2064.

The Company may redeem the Notes due 2017, the Notes due 2019 or the Notes due 2021, in whole at any time or in part from time to time, the Notes due 2024, in whole at any time or in part from time to time prior to April 15, 2024 (three months prior to the maturity date of the Notes due 2024), the Notes due 2034, in whole at any time or in part from time to time prior to January 15, 2034 (six months prior to the maturity date of the Notes due 2034), the Notes due 2044, in whole at any time or in part from time to time prior to January 15, 2044 (six months prior to the maturity date of the Notes due 2044) and the Notes due 2064, in whole at any time or in part from time to time prior to January 15, 2064 (six months prior to the maturity date of the Notes due 2064), in each case, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•	the sum of the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Notes) plus 5 basis points, in the case of the Notes due 2017, 10 basis points, in the case of the Notes due 2019, 10 basis points, in the case of the Notes due 2021, 15 basis points, in the case of the Notes due 2024, 15 basis points, in the case of the Notes due 2034, 20 basis points, in the case of the Notes due 2044, and 25 basis points, in the case of the Notes due 2064.

plus, in each case, accrued and unpaid interest on the Notes being redeemed to but excluding the redemption date.

At any time on and after April 15, 2024 (three months prior to the maturity date of the Notes due 2024), with respect to the Notes due 2024, January 15, 2034 (six months prior to the maturity date of the Notes due 2034), with respect to the Notes due 2034, January 15, 2044 (six months prior to the maturity date of the Notes due 2044), with respect to the Notes due 2044, or January 15, 2064 (six months prior to the maturity date of the Notes due 2064), with respect to the Notes due 2064, the Company may redeem some or all of the Notes of the applicable series, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes being redeemed to but excluding the redemption date.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in the Notes), the Company will be required, unless it has exercised its right to redeem the Notes, within a specified period, to make an offer to purchase all of the Notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest on the Notes being redeemed to but excluding the date of repurchase.

If a “Tax Event” (as defined in the Notes due 2064) occurs, the Company may redeem the Notes due 2064 in whole, but not in part, at its option, at any time within 90 days following the occurrence of such event, at a redemption price equal to 100% of the principal amount of the Notes due 2064 being redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

The Indenture will, among other things, limit the Company’s ability to: (i) incur indebtedness secured by operating properties; (ii) enter into certain sale and leaseback transactions with respect to operating properties; and (iii) enter into certain mergers, consolidations and transfers of substantially all of its assets. Such restrictions are subject to significant exceptions.

The Indenture also contains customary events of default. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of a series of Notes may declare such series to be immediately due and payable, subject to certain conditions and exceptions.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are incorporated by reference or attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8, respectively, and are incorporated herein by reference.

The Trustee is the Indenture trustee, and will be the principal paying agent and registrar for the Notes. The Trustee also serves as the indenture trustee with respect to certain other notes previously issued by the Company. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates. Affiliates of the Trustee have been participants in the Company’s revolving credit agreements, and provide other commercial banking services to us.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes and the Indenture contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the offering of the Notes, as described in response to Item 1.01, we are filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-197036): (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the Indenture (Exhibit 4.1 to this Current Report on Form 8-K), (iii) the forms of Notes (Exhibits 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 to this Current Report on Form 8-K) and (iv) the opinion of counsel with respect to the status of the Notes as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1 Underwriting Agreement and Pricing Agreement, dated June 26, 2014, by and among Monsanto Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters.

4.1 Indenture, dated as of July 1, 2014, by and between Monsanto Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2 Form of 1.150% Note due 2017.

4.3 Form of 2.125% Note due 2019.

4.4 Form of 2.750% Note due 2021.

4.5 Form of 3.375% Note due 2024.

4.6 Form of 4.200% Note due 2034.

4.7 Form of 4.400% Note due 2044.

4.8 Form of 4.700% Note due 2064.

5.1 Opinion of Bryan Cave LLP.

23.1 Consent of Bryan Cave LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONSANTO COMPANY

Date: July 1, 2014	By:	/s/ Sonya M. Davis
Name: Sonya M. Davis
Title: Assistant Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement and Pricing Agreement, dated June 26, 2014, by and among Monsanto Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters.

4.1	Indenture, dated as of July 1, 2014, by and between Monsanto Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 1.150% Note due 2017.

4.3	Form of 2.125% Note due 2019.

4.4	Form of 2.750% Note due 2021.

4.5	Form of 3.375% Note due 2024.

4.6	Form of 4.200% Note due 2034.

4.7	Form of 4.400% Note due 2044.

4.8	Form of 4.700% Note due 2064.

5.1	Opinion of Bryan Cave LLP.

23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).